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                                                                     EXHIBIT 4.3

                       FIRST AMENDMENT TO ESCROW AGREEMENT

         THIS FIRST AMENDMENT TO ESCROW AGREEMENT ("Amendment") made and entered into as of the 22nd day of April, 1998, between 3CI Complete Compliance Corporation, a Delaware corporation ("3CI"), and Klein Bank, a Texas banking corporation and a federally insured financial institution in Houston, Harris County, Texas ("Escrow Agent").

                                    RECITALS

         In accordance with Paragraph 10 of the Escrow Agreement dated March 6, 1998, between 3CI and Escrow Agent ("Escrow Agreement"), the undersigned desire to amend the Escrow Agreement as set forth below.

                                    AMENDMENT

         Paragraph 5 of the Escrow Agreement is hereby amended to read in its entirety as follows:

         "5. Disbursement of Escrow Funds. The Escrow Agent shall disburse the Escrow Funds only in accordance with joint written instructions signed by (i) counsel for the Plaintiffs and (ii) 3CI. All interest and other income earned on the Escrow Funds at the time of disbursement shall belong to 3CI and be at 3CI's discretion at all times. 3CI shall provide Escrow Agent with any information it may require for tax reporting purposes, including the completion of any forms which may be required by law. On disbursement of all of the Escrow Funds, including interest and other income earned on it, this Escrow Agreement shall terminate."

         This Amendment may be executed in any number of counterparts, and by facsimile signature, each of which shall be deemed an original instrument and all which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned execute this Amendment as of the date first written above.

3CI COMPLETE COMPLIANCE                ESCROW AGENT:
CORPORATION:
                                       KLEIN BANK

By: /s/ Curtis W. Crane                By: /s/ Dennis W. Nelson
   --------------------------------       ---------------------------------
    Curtis W. Crane                            Dennis W. Nelson
    Authorized Officer                         Senior Vice President